SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549

               ______________________________

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

            ____________________________________



Date of report (Date of earliest event reported): October
31, 1996


                         FIND/SVP, INC.
     (Exact Name of Registrant as Specified in Charter)



     New York                                 0-15152
                   13-2670985
(State or Other Juris-                (Commission File
No.)              (IRS Employer
diction of Incorporation)
                 Identification No.)


625 Avenue of the Americas, New York, New York
                          10011
      (Address of Principal Executive Offices)
                       (Zip Code)


Registrant's telephone number, including area code:
(212) 645-4500


                                         N/A

      (Former Name or Former Address, if Changed Since
Last Report)
ITEM 5.        Other Events.

       On October 31, 1996, FIND/SVP, Inc. (the
"Company") and its two subsidiaries, FIND/SVP
Published Products, Inc. and FIND/SVP Internet
Services, Inc. (the "Subsidiaries"), entered into a Note and Warrant Purchase Agreement (the "Agreement") with
Furman Selz SBIC, L.P. ("Furman Selz"). Pursuant to the Agreement, Furman Selz purchased from the Company and the Subsidiaries, for an aggregate consideration of $2,025,000, five-year promissory notes
("Notes") in the principal amount of $2,025,000, and ten-year warrants ("Warrants") to purchase 900,000 shares of the Company's common stock, par value $.0001 per share
("Common Stock"), at $2.25 per share.

       The Notes shall accrue interest at an annual rate of 12% on the unpaid principal balance. Accrued but unpaid interest shall be due and payable on November 30, 1997, November 30, 1998 and on May 30 and November 30 of each year thereafter, commencing on May 30, 1999, except that the final payment of interest shall be due and payable on October 31, 2001. However, one-half of the interest due and payable on November 30, 1997 shall be deferred and payable on November 30, 2000 and one-half of the interest due and payable on November 30, 1998, May 30, 1999 and November 30, 1999 shall be deferred and payable on October 31, 2001.

       The Warrants may be exercised as follows: (i) by payment to the Company of $2.25 in cash, certified or bank check for each share of Common Stock purchased
(the "Total Exercise Price"); (ii) by surrender to the
Company for cancellation the Notes, or any portion thereof, for which credit shall be given toward the Total Exercise Price; (iii) by an election to receive shares of Common Stock, the aggregate fair market value of which as of the date of exercise is equal to the fair market value of the Warrants (or such portion thereof being cancelled) on such date; or (iv) by any combination of the methods described in (i), (ii) or (iii) above. In addition, if for ten of the twelve months immediately preceding October 31, 2001, the Common Stock does not have an average trading volume of 25,000 shares, then the holders of the Warrants shall have the right, commencing October 31, 2001 and expiring December 31, 2001, to sell to the Company, and the Company shall have the obligation to purchase, any or all outstanding Warrants at a price equal to the fair market value of the Warrants (as described in the Warrants). One-third of such amount shall be paid immediately in cash and the remainder may be made in two equal installments on each of the first and second anniversaries of such purchase, together with interest thereon at the annual rate of 10%, payable at the time of each installment.

       The Agreement also provides that the Company and the Subsidiaries may enter into an agreement on similar terms with SVP, S.A. or affiliates thereof
("SVP"), pursuant to which SVP may purchase Notes from the Company and the Subsidiaries up to the principal amount of $475,000, and Warrants to purchase up to 211,111 shares of Common Stock. SVP currently owns about 1,227,263 shares of Common Stock, or approximately 18.8% of the outstanding shares. In the event SVP does not purchase any or all of such Notes and Warrants by November 30, 1996, Furman Selz has agreed to purchase that balance of Notes and Warrants not purchased by SVP.

       Pursuant to the Agreement, Furman Selz has received certain registration rights in connection with the shares of Common Stock underlying the Warrants, and has subordinated all Notes and Warrants received by it in connection with the Agreement to the debt facility extended to the Company by State Street Bank and Trust
Company (the "Bank Debt"). In the event SVP purchases
Notes and Warrants, SVP shall receive similar registration rights to Furman Selz and shall also be required to subordinate the Notes and Warrants received by it to the Bank Debt.

       The Agreement further provides that Furman Selz and SVP, at their option can purchase, up to the amount of their respective initial investments, up to an additional $2,500,000 in Notes and Warrants on the same terms and conditions as the first $2,500,000, at any time before December 31, 1997.

       The Company anticipates that it shall use the proceeds received pursuant to the Agreement to make strategic acquisitions and for general corporate purposes.


       Reference is made to the Agreement for all of the terms thereof, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

ITEM 7.        Financial Statements, Pro Forma Financial
Information and Exhibits

               Exhibits:

               (a)     The Agreement
                         Signatures:

       Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





FIND/SVP, INC.



                                                     By: /s/
Andrew P. Garvin

Andrew P. Garvin

President




Date:  November 11, 1996